                                                                Exhibit 23


                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 for the Cortland Savings and Banking 401(k) Plan and Form S-3 for the Cortland Bancorp Dividend Reinvestment Plan of our report dated February 14, 1997 on the 1996 consolidated financial statements of Cortland Bancorp and subsidiaries, which report is incorporated by reference in this Form 10-K.




Youngstown, Ohio                                        PACKER, THOMAS & CO.
March 21, 1997